Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Paul G. Gabos
(727) 530-7700

Lincare Holdings Inc. Prices $500 Million Convertible Senior Debentures Offering

Clearwater, Florida (October 25, 2007) — Lincare Holdings Inc. (NASDAQ:LNCR) today announced the pricing of $250 million principal amount of convertible senior debentures due 2037 – Series A (the “Series A Debentures”) and $250 million principal amount of convertible senior debentures due 2037 – Series B (the “Series B Debentures” and together with the Series A Debentures, the “Debentures”), in each case to be offered and sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Lincare granted the initial purchasers of the Debentures an option to purchase an additional $25 million aggregate principal amount of the Series A Debentures and an option to purchase an additional $25 million aggregate principal amount of the Series B Debentures, in each case, solely to cover overallotments, if any.

The Debentures will pay interest semiannually at a rate of 2.75 percent per year. The Debentures will be Lincare’s unsecured and unsubordinated obligations and will be convertible under specified circumstances based upon a base conversion rate, which, under certain circumstances, will be increased pursuant to a formula that is subject to a maximum conversion rate. Upon conversion, holders of the Debentures will receive cash up to the principal amount, and any excess conversion value will be delivered in shares of Lincare common stock or in a combination of cash and shares of common stock, at Lincare’s option. The initial base conversion rate for the Debentures is 19.5044 shares of Lincare common stock per $1,000 principal amount of Debentures, equivalent to an initial base conversion price of approximately $51.27 per share. In addition, if at the time of conversion the applicable price of Lincare’s common stock exceeds the base conversion price, holders of the Series A Debentures and Series B Debentures will receive an additional number of shares of Lincare common stock per $1,000 principal amount of the Debentures, as determined pursuant to a specified formula. The initial base conversion price for the Debentures represents a premium of 52.5 percent, based on the closing price of Lincare’s common stock of $33.62 per share on October 25, 2007.

Lincare will have the right to redeem the Series A Debentures and the Series B Debentures at any time after November 1, 2012 and November 1, 2014, respectively. Holders of the Debentures will have the right to require Lincare to repurchase for cash all or some of their Debentures upon the occurrence of certain fundamental change transactions or on certain specified dates.

The Debentures and the shares of Lincare common stock issuable upon conversion of the Debentures have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Lincare intends to use up to approximately $150 million of the net proceeds from the issuance of the Debentures to acquire shares of its common stock concurrently with the offering and it may use additional proceeds for further stock repurchases following the offering. Lincare intends to use the remaining proceeds to fund selective business acquisitions and for general corporate purposes, including the repayment of debt or other obligations.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of the Debentures and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation, or sale is unlawful.

Statements in this release concerning future results, performance or expectations are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All forward-looking statements, including the statements regarding Lincare’s expectation to sell Debentures and repurchase shares of its common stock, included in this document are subject to risks and uncertainties and are based upon information available to Lincare as of the date hereof. Lincare cannot guarantee that any of these transactions will be consummated and assumes no obligation to update any such forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors, including general market risks, that may cause Lincare’s ability to complete the offering of the Debentures and the repurchase of its common stock to be materially different from any results, performance or achievements that are expressed or implied by any forward-looking statements. In some cases, forward-looking statements that involve risks and uncertainties contain terminology such as “may,” “will,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or variations of these terms or other comparable terminology.